[MONSANTO LETTERHEAD]

RELEASE      Immediately

CONTACT    For Media: Lori Fisher (314-694-8535)

                       For Analysts: Scarlett Foster (314-694-8148)

MONSANTO CHIEF OPERATING OFFICER TO ADDRESS AGRICULTURAL INDUSTRY INVESTORS

     NEW YORK (Feb. 20, 2003) — Monsanto Company’s (NYSE:MON) Chief Operating Officer Hugh Grant will address investors at 3:10 p.m. EST on Thursday, Feb. 27, 2003, at the Goldman Sachs Agricultural Forum in New York. Grant will provide an update on the company’s strategy and market focus for 2003, and his presentation may also include a discussion of Monsanto’s initiatives, product performance, future expectation, and other business matters.

     Grant’s presentation slides and a simultaneous audio webcast of the presentation may be accessed by visiting the company’s web site at www.monsanto.com and clicking on “Investor Information.” Visitors may need to download Windows Media Player™ prior to listening to the webcast. Following the live broadcast, a replay of the webcast will be available on the Monsanto web site for two weeks.

     Monsanto Company a leading global provider of technology-based solutions and agricultural products that improve farm productivity and food quality.

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